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                                  EXHIBIT 2.4

                                 PLAN OF MERGER
                                       OF
                              ICO MERGER SUB, INC.
                                 WITH AND INTO
                                   ICO, INC.


       This Plan of Merger is made as of the 30th day of March, 1998 pursuant to Article 5.03(H) of the Business Corporation Act of the State of Texas ("TBCA"), by and among ICO, Inc., a Texas corporation (the "Company"), ICO Merger Sub, Inc., a Texas corporation ("Merger Sub"), and ICO Holdings, Inc., a Texas corporation ("Holding Company"), both the Company and Merger Sub are hereinafter sometimes collectively referred to as the "Constituent Corporations" in the merger ("Merger").

       NOW THEREFORE, for the purpose of prescribing the terms and conditions of the Merger, the mode of carrying it into effect, the manner and basis of converting shares of each of the Constituent Corporations into shares of the Surviving Corporation (as defined below) and such other details and provisions of the Merger as are deemed necessary or desirable are outlined as follows:

       1. On the Effective Date (as hereinafter defined) Merger Sub shall be merged with and into the Company and the Company, as the surviving corporation (the "Surviving Corporation") in the Merger, shall continue its corporate existence under the laws of the State of Texas. The Merger shall have the effect set forth in Article 5.03(H) of the TBCA. As a result of the Merger, the Surviving Corporation shall become a wholly-owned subsidiary of Holding Company. The date and time when the Merger becomes effective is hereafter called the "Effective Date."

       2. This Plan of Merger shall be submitted as promptly as practicable to the Board of Directors of the Company for its approval and adoption in accordance with the provisions of the Article 5.03(H) of the TBCA.

       3.     On the Effective Date:

              (a) Merger Sub shall be merged with and into the Company and the Company shall, as provided in the TBCA, be merged into and continued in the Surviving Corporation and the Surviving Corporation shall be deemed a continuation in entity and identity of each of the Constituent Corporations. The separate existence of Merger Sub shall cease. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the TBCA. The Surviving Corporation shall be subject to all the liabilities, obligations, duties and relations of each Constituent Corporation, and shall without the necessity of any conveyance, assignment or transfer become the owner of all of the assets of every kind and character formerly belonging to the Company.
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              (b)    The Articles of Incorporation of the Company, as amended,
in effect on the Effective Date, shall be the Articles of Incorporation of the Surviving Corporation in the Merger until amended in accordance with the provisions thereof and the TBCA; provided, however, that, effective on the Effective Date, the Articles of Incorporation of the Surviving Corporation shall be, and hereby are, amended as follows:

              (i) Article One of the Articles of Incorporation of the Surviving Corporation is hereby amended to read in its entirety as follows:

                                  "ARTICLE ONE

                     The name of the corporation is ICO P&O, Inc."

              (ii) Article Ten of the Articles of Incorporation of the Surviving Corporation is hereby amended to add the following additional provision as the last paragraph of such Article Ten:

                     "Any act or transaction of the corporation that requires
              the approval of the shareholders under either the Texas Business Corporation Act or these Articles of Incorporation, as amended, shall require the approval of the shareholders of ICO Holdings, Inc. (or any successor by merger) pursuant to Article 5.03(H)(6)(a) of the Texas Business Corporation Act by the same vote as is required under either the Texas Business Corporation Act or these Articles of Incorporation, as amended, as the case may be."

              (c) The Bylaws of the Company, as in effect on the Effective Date, shall be the Bylaws of the Surviving Corporation in the Merger until amended in accordance with the provisions of the TBCA.

              (d) The established office and facilities of the Company immediately prior to the Effective Date shall be the established office and facilities of the Surviving Corporation after the Effective Date.

              (e) The directors of the Surviving Corporation shall be the directors of Merger Sub in office immediately prior to the Effective Date.

              (f) The officers of the Surviving Corporation shall be the officers of Merger Sub in office immediately prior to the Effective Date.

              (g) The assets, liabilities, reserves and accounts of the Constituent Corporations on the Effective Date shall be taken up on the books of the Surviving Corporation at the amounts at which they are then carried on the respective books of the Constituent Corporations, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Merger.



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              (h)    All corporate acts, plans, policies, approvals and
authorizations of the Company, its shareholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to the Company.

       4. The mode of carrying the Merger into effect and the manner and basis of converting or exchanging the shares of the Company into shares of Holding Company, shall be as follows:

              (a) In accordance with Article 5.03 (H)(3) of the TBCA, each share or fraction of a share of capital stock of the Company outstanding immediately prior to the effectiveness of the Merger will be converted pursuant to the Merger into a share or fraction of a share of capital stock of Holding Company, having the same designations, preferences, limitations, and relative rights as a share of capital stock of the Company being converted in the Merger;

              (b) Each share of Company Common Stock or Preferred Stock held in the treasury of the Company on the Effective Date, if any, shall be canceled on the Effective Date;

              (c) The shares of Merger Sub Common Stock issued and outstanding on the Effective Date shall be canceled; and

              (d) After the Effective Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common or Preferred Stock may surrender the same, and such holder shall be entitled, upon such surrender, to receive in exchange therefor a certificate or certificates representing the number of whole shares of Holding Company Common Stock and Preferred Stock into and for which the shares of Company Common Stock or Preferred Stock so surrendered shall have been converted and exchanged as aforesaid. Until so surrendered, each such outstanding certificate which prior to the Effective Date represented shares of Company Common Stock or Preferred Stock shall for all purposes, evidence the ownership of the shares of Holding Company Common Stock and Preferred Stock into and for which such shares have been so converted and exchanged.

       5. On the Effective Date, the Company shall execute and file such documents and take such other actions as may be necessary or appropriate to effect the transactions contemplated by this Plan of Merger. The Merger shall become effective upon the delivery of Articles of Merger to, and issuance of a Certificate of Merger by, the Secretary of State of Texas pursuant to Article
5.16 of the Texas Business Corporation Act.

       6. Each of the Constituent Corporations hereby agrees that at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered in its name by its last acting officers or by the corresponding officers of the Surviving Corporation, all such conveyances, assignments,





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transfers, deeds or other instruments, and will take or cause to be taken such further or other action, as the Surviving Corporation, its successors or assigns, may deem necessary or desirable in order to evidence the transfer, vesting or devolution of any property, right, privilege or franchise referred to herein, or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, franchises and interests referred to herein, and otherwise to carry out the intent and purpose hereof.

       IN WITNESS WHEREOF, the undersigned has executed this Plan of Merger as of the date and year first above written.



                                   ICO, INC.



                                   By: /s/ Robin E. Pacholder
                                      --------------------------------
                                          Robin E. Pacholder
                                          Senior Vice President



                                   ICO MERGER SUB, INC.



                                   By:   /s/ Robin E. Pacholder
                                      --------------------------------
                                           Robin E. Pacholder
                                           President and Secretary





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